CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated February 16, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in NovaGold Resources Inc.’s Annual Report on Form 40-F for the year ended November 30, 2010. We also consent to the reference to us under the heading “Interest of Experts” in such Registration Statement.

Chartered Accountants
Vancouver, British Columbia
December 16, 2011

PricewaterhouseCoopers LLP Chartered Accountants
PricewaterhouseCoopers Place, 250 Howe Street, Suite 700, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, Direct T: +1 604 806 7000, Direct F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership, which is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity.